Exhibit 8.2

BCD Semiconductor Manufacturing Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1102

Cayman Islands

21 January 2011

Dear Sirs

Re: BCD Semiconductor Manufacturing Limited

We have acted as Cayman Islands counsel to BCD Semiconductor Manufacturing Limited (the “Company”), a company registered on 8 April 2004 (the “Registration Date”) by way of continuation (from Bermuda) as an exempted company in the Cayman Islands, and have been requested to render this opinion in connection with the Company’s registration statement (the “Registration Statement”) on Form F-1, including all amendments or supplements thereto (the “Form F-1”), filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended, (the “Act”) in respect of the proposed initial offering of the Company’s American Depositary Shares representing ordinary shares of par value US$0.001 each in the Company. This opinion is given in accordance with the terms of the Legal Matters section of the Form F-1.

For the purpose of this opinion, we have reviewed copies, drafts or conformed copies of the Form F-1, which we assume are true and complete copies of, or are in the final forms. Based upon, and subject to, the foregoing assumption, and having regard to such legal considerations as we deem relevant, we hereby confirm to you that the statements made in Form F-1 under the caption “Taxation – Cayman Islands Taxation” constitutes our opinion in so far as such statements describe Cayman Islands law.

We do not express any opinion herein concerning any law other than Cayman Islands law.

We hereby consent to the filing of this opinion as an exhibit to the Form F-1 and to the reference to our firm under the heading “Taxation,” “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in the Form F-1. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Maples and Calder

Maples and Calder